February 5, 2013

To TapImmune Inc.:

This will serve as my resignation, effective February 6, 2013, from the Board of Directors of TapImmune Inc. (“TapImmune”). This resignation does not arise from, or is the result of, any disagreements with TapImmune, TapImmune’s independent accountants, TapImmune’s counsel or with TapImmune’s operations, policies or practices.

I have read the draft of TapImmune’s Current Report on Form 8-K describing my resignation and agree with the statements made by TapImmune regarding my resignation.

Sincerely,

/s/James Fuller
James Fuller